Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We have issued our report dated March 27, 2009, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Insignia Systems, Inc. on Forms S-3 and amendments (File No. 333-102486, effective April 14, 2003 and File No. 333-121587, effective January 21, 2005) and Forms S-8 (File No. 333-153031, effective August 15, 2008, File No. 333-145506, effective August 16, 2007, File No. 333-136591, effective August 14, 2006, File No. 333-127606, effective August 16, 2005, File No. 333-120504, effective November 15, 2004, File No. 333-107087, effective July 16, 2003, File No. 333-97513, effective August 1, 2002, File No. 333-83062, effective February 20, 2002, File No. 333-65172, effective July 16, 2001, File No. 333-41240, effective July 12, 2000, File No. 333-41242, effective July 12, 2000, File No. 333-80261, effective June 9, 1999, File No. 333-59709, effective July 23, 1998, File No. 333-43781, effective January 6, 1998, File No. 33-92376, effective prior to 1998, File No. 33-92374, effective prior to 1998, File No. 33-75372, effective prior to 1998, and File No. 33-47003, effective prior to 1998).

/s/ Grant Thornton LLP

Minneapolis, Minnesota March 27, 2009